Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Pemex Project Funding Master Trust of our report dated May 12, 2003 relating to the consolidated financial statements of Petróleos Mexicanos, which appears in the Petróleos Mexicanos’ Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers

/s/ FRANCISCO J. HERNANDEZ
Francisco J. Hernandez

Mexico City, Mexico
August 25, 2003